UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2018

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On July 5, 2018, NGL Energy Partners LP (the “Partnership” or “NGL”), NGL Energy Operating LLC, in its capacity as borrowers’ agent, and the other subsidiary borrowers party thereto entered into Amendment No. 6 (the “Credit Agreement Amendment”) to the Partnership’s Amended and Restated Credit Agreement (the “Credit Agreement”) with Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto whereby the lenders consented to, among other changes, the consummation of the Retail Propane Disposition, as defined therein. The lenders also agreed to release NGL Propane, LLC together with its wholly-owned subsidiaries from their Guaranties and other obligations under the Loan Documents, if any. In return, the Partnership agreed to use the proceeds (net of expenses) of the Retail Propane Disposition to pay down existing Indebtedness no later than five (5) business days after the Retail Propane Disposition is consummated.

The Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement Amendment.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 10, 2018, the Partnership completed the previously announced sale of its remaining Retail Propane business to Superior Plus Corp. for $900 million in cash proceeds, adjusted for working capital.

Item 8.01.	Other Events.

EPA Matter

In 2015, as previously disclosed, the U.S. Environmental Protection Agency (“EPA”) informed NGL Crude Logistics, LLC, formerly known as Gavilon, LLC (“Gavilon Energy”), of alleged violations in 2011 by Gavilon Energy of the Clean Air Act’s renewable fuel standards regulations (prior to its acquisition by us in December 2013). On October 4, 2016, the U.S. Department of Justice, acting at the request of the EPA, filed a civil complaint in the Northern District of Iowa against Gavilon Energy and one of its then suppliers, Western Dubuque Biodiesel LLC (“Western Dubuque”). Consistent with the earlier allegations by the EPA, the civil complaint related to transactions between Gavilon Energy and Western Dubuque and the generation of biodiesel renewable identification numbers (“RINs”) sold by Western Dubuque to Gavilon Energy in 2011. On December 19, 2016, NGL filed a motion to dismiss the complaint. On January 9, 2017, the EPA filed an amended complaint. The amended complaint sought an order declaring Western Dubuque’s RINs invalid and requiring the defendants to retire an equivalent number of valid RINs and that the defendants pay statutory civil penalties. On January 23, 2017, NGL filed a motion to dismiss the amended complaint. On April 11, 2017, the court approved an amended consent decree between EPA and Western Dubuque under which Western Dubuque was required to pay a $6 million civil penalty, and Western Dubuque was dismissed from the case. On May 24, 2017, the court denied NGL's motion to dismiss. Subsequently, the EPA filed a second amended complaint seeking an order declaring Western Dubuque’s RINs invalid, an order requiring us to retire an equivalent number of valid RINs and an award against us of statutory civil penalties. In May 2018, the parties completed briefing on cross-motions for summary judgment concerning liability issues in the case. On July 3, 2018, the court denied NGL's summary judgment motion and largely granted the plaintiff’s two summary judgment motions on liability. Consistent with NGL's prior stated positions, NGL respectfully disagrees with the court’s denial of its summary judgment motion and granting of summary judgment to the EPA. NGL is evaluating its options in light of that ruling. NGL, however, intends to continue vigorously defending itself in this action as the remainder of the case proceeds to trial. At this time, NGL is unable to determine the final outcome of this action, although the court may impose a judgment in excess of that paid by Western Dubuque.

Closing of Retail Propane Sale

On July 10, 2018, the Partnership issued a press release announcing that it had completed the sale of its remaining Retail Propane business. The press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Statements

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2018, the unaudited pro forma condensed consolidated statements of operations for the years ended March 31, 2018, 2017 and 2016, of NGL Energy Partners LP and the related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of May 30, 2018, by and among NGL Energy Operating, LLC, NGL Energy Partners LP, and Superior Plus Energy Services Inc.
10.1
Amendment No. 6 to Amended and Restated Credit Agreement, dated as of July 5, 2018, among the Partnership, NGL Energy Operating LLC, the other subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas, and the other financial institutions party thereto.

99.1	Press release dated July 10, 2018
99.2	Unaudited pro forma condensed consolidated financial statements of NGL Energy Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: July 10, 2018		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer